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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)         July 18, 2002
                                                  ----------------------------


                      COMBINED PROFESSIONAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


            Nevada                       0-25675              88-0346441
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(State or other jurisdiction           (Commission           (IRS Employer
      of incorporation)                  File No.)          Identification No.)



                 433 Plaza Real, Suite 275, Boca Raton, FL 33432
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                    (Address of principal executive offices)

        Registrant's telephone number, including area code (561) 962-4196

               2700 N. 29th Avenue, Suite 305, Hollywood, FL 33020
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)


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         Item 1.  CHANGES IN CONTROL OF REGISTRANT.

         On July 18, 2002 Jeff Spanier was elected as a director and president of Registrant and Marc Baker thereupon resigned as director and officer of Registrant.

         In connection with his resignation, Marc Baker returned to the Registrant for cancellation 4,500,000 shares of Registrant's common stock. In connection with his serving as director and officer Jeff Spanier was issued 4,000,000 shares of Registrant's common stock. Such shares are restricted and are subject to return to the Registrant under certain circumstances. As a result of the foregoing, Registrant has 6,687,200 shares of common stock outstanding. The shares held by Mr. Spanier represent 60% of the total issued and outstanding shares of common stock of Registrant.

         Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         Exhibit 10.0 - Agreement between Registrant and Jeff Spanier relating to employment and restricted stock.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                          COMBINED PROFESSIONAL SERVICES, INC.


                                         By: /s/ Jeff Spanier
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August  6, 2002                             Jeff Spanier, President